Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the annual report of Builders FirstSource, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Floyd F. Sherman, as Chief Executive Officer of the Company, and M. Chad Crow, as President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FLOYD F. SHERMAN
Floyd F. Sherman Chief Executive Officer

/s/ M. CHAD CROW
M. Chad Crow President and Chief Financial Officer

Dated: March 11, 2016

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.